UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 30, 2018

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (231) 271-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2018, Cadiz Inc. (the "Company") appointed John A. Bohn and Jeffrey J. Brown to the Company's Board of Directors (the "Board"), filling two existing vacancies on the Board.  The appointments were made pursuant to the terms of a previously reported Cooperation Agreement dated May 1, 2018 (the "Cooperation Agreement") between the Company and Water Asset Management, LLC ("WAM"), the Company's largest equity stockholder.

Mr. Bohn is a private investor and advisor with an emphasis on water properties and renewable energy.  He completed a six-year term as Commissioner of the California Public Utilities Commission in 2010, where he was the lead Commissioner regarding the regulation of investor-owned water companies and was also instrumental in crafting incentive programs for renewable energy initiatives.  Mr. Bohn also previously served as President and Chief Executive Officer of Moody's Investors Service.  Mr. Brown currently serves on the board of directors and as chair of the audit committee of Rent-A-Center, Inc. and, effective June 13, 2018, as chair of the audit committee of Medifast, Inc, where he also serves as Lead Director.  He has served as a director on the board of nine public companies and over 30 private companies.  Mr. Brown has over 30 years of venture capital and private equity experience.

Concurrently with his appointment to the Board, Mr. Bohn was appointed to each of the Board's Compensation and Corporate Governance and Nominating Committees.  Also concurrently with his appointment to the Board, Mr. Brown was appointed to the Audit Committee.

Messrs. Bohn and Brown have been initially appointed as directors for a term expiring at the Company's 2018 Annual Meeting of Stockholders (the "2018 Meeting").  As provided in and subject to the terms of the Cooperation Agreement, the Company will also nominate Messrs. Bohn and Brown for election as directors at the 2018 Meeting.

Messrs. Bohn and Brown will be compensated for their services as directors in accordance with the Company's Director Compensation Policy, as described in the Company's Proxy Statement for its Annual Meeting of Stockholders held June 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date: May 31, 2018